UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2024

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931		86-2759890
(Commission File Number)		(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(845) 579-5992
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Unit Grants

Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”)  entered into award agreements (the “Award Agreements”) with certain executive officers pursuant to which the Company  granted restricted stock units (“RSUs”) under the Stronghold Digital Mining, Inc Omnibus Incentive Plan (as amended from time to time, the “Plan”). The Company’s Chief Financial Officer, Matthew Smith, was granted 120,000 RSUs. 60,000 of Mr. Smith’s RSUs vested immediately upon entry into the Award Agreements and the remaining 60,000 RSUs will vest in equal installments every six months following the grant date for a period of two years. The Company’s Senior Vice President - Asset Manager, Richard Shaffer, was granted 15,000 RSUs that will vest in equal installments every six months following the grant date for a period of two years. The RSUs granted to Messrs. Smith and Shaffer will fully vest upon a Change in Control (as defined in the Award Agreements), subject to continued employment by the Company or an affiliate from the grant date through the date of such Change in Control.

The foregoing description of the Award Agreements is qualified in its entirety by reference to the Award Agreements, including exhibits thereto, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

Beard Warrant Amendment

Pursuant to Greg Beard’s Employment Agreement with the Company dated September 6, 2023 (the “Employment Agreement”), Mr. Beard is eligible for an annual bonus (the “Annual Bonus”) if the applicable targets to achieve such Annual Bonus are met. The Board of Directors of the Company (the “Board”) (or a committee thereof) in setting the Mr. Beard’s applicable targets may consider, among other elements, stock price, earnings per share, cash flow, performance against peers, key strategic and operational objectives, business strategy and market conditions.

As previously disclosed, (i) on September 13, 2022, the Company entered into a Securities Purchase Agreement with Mr. Beard for the purchase of, among other things, warrants (the “2022 Warrants”) to purchase shares of Class A common stock, par value $0.0001 per share (“Common Stock”), at an adjusted exercise price of $10.01 per share, and (ii) on April 20, 2023, the Company entered into a Securities Purchase Agreement with Mr. Beard for the purchase of, among other things, warrants to purchase shares of Common Stock (the “2023 Warrants”), at an adjusted exercise price of $11.00 per share. For Mr. Beard’s 2023 Annual Bonus, the Compensation Committee of the Company, acting on behalf of the Board, determined to amend the 2022 Warrants and 2023 Warrants to adjust the exercise price of such warrants to $7.51. Such exercise price is equal to the volume-weighted average price of the Company’s Common Stock for the final thirty (30) business days of the relevant bonus year. On January 29, 2024, the Company entered into an amendment to the 2022 Warrants and the 2023 Warrants with the Mr. Beard such that the exercise price was adjusted to $7.51 for each of the 2022 Warrants and 2023 Warrants (the “Warrant Amendment”). The 2022 Warrant is currently exercisable for 60,241 shares of Common Stock and the 2023 Warrant is currently exercisable for 100,000 shares of Common Stock.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, including exhibits thereto, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: January 29, 2024	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Chairman